Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-1 of our report dated April 1, 2024 with respect to the consolidated financial statements of SciSparc Ltd. (the “Company”), included in its Annual Report on Form 20-F, as amended, for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission.

May 2, 2024	/s/ Kost Forer Gabbay & Kaiserer
Tel-Aviv, Israel	Kost Forer Gabbay & Kaiserer
Member firm of Ernst & Young Global